COVANCE INC.







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                                      RULES
                                     of the
                          COVANCE RESTRICTED SHARE PLAN

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                  Established by the Company in General Meeting
                                     on [ ]


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                                      Rules
                                     of the
                          Covance Restricted Share Plan




                                    CONTENTS

Rule                                                                    Page No.



1.       Definitions......................................................     1

2.       Grant of Awards..................................................   4-6

3.       Conditions relating to the grant of Awards.......................   6-7

4.       Rights of Award Holder during Vesting Period.....................   7-8

5.       Lapse of Awards..................................................     8

6.       Termination of Vesting Period and Lapse of Awards................   8-9

7.       Release of Restricted Shares.....................................     9

8.       Issue of Shares..................................................     9

9.       Discretion As to Form of Payment.................................  9-10

10.      Adjustments......................................................    10

11.      Administration................................................... 10-11

12.      Alterations......................................................    12

13.      General..........................................................    12




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                   Rules of the Covance Restricted Share Plan

1.       Definitions
         -----------

         In this Plan, the following words and expressions shall, where the context so permits, have the meanings set forth below:

         "the Auditors"             the  auditors  for  the  time  being  of the
                                    Company   acting  as  experts   and  not  as
                                    arbitrators;

         "Award" an award of Restricted Shares pursuant to the Plan;

         "Award Certificate"        a certificate issued under Rule 2.4;

         "Award Holder"             a person to whom an Award  has been  granted
                                    (or, as the context requires, his personal representatives);

         "Base Compensation"        the  annual  rate of salary  of an  Eligible
                                    Employee, excluding bonuses and benefits in kind

         "the Company"              Covance Inc. (Covance)

         "Date of Grant"            the date as of  which  an  Award is  granted
                                    under the Plan pursuant to Rule 2;

         "the Directors"            the board of directors of the Company,  or a
                                    duly authorized committee thereof;




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         "Eligible Employee"        any person who is a US Eligible  Employee or
                                    an International Eligible Employee

         "Group"                    the Company and its Subsidiaries and `member
                                    of   the   Group'    shall   be    construed
                                    accordingly;

         International Eligible     any person who is a director  or employee of
          Employee                  an International Participating Company.

         International              a member of the  Group,  which the Board has
          Participating Company     designated to  participate in the Plan as an
                                    International   Participating   Company   --
                                    Appendix   A(1)   lists  the   International
                                    Participating   Companies  at  the  date  of
                                    establishment of the Plan.


         "Market Value"             in  relation  to a  Share  on any day is the
                                    middle market quotation for such Share on the [New York Stock Exchange];

         "Participating Company"    Any    US    Participating     Company    or
                                    International Participating Company.

         "Restricted Shares"        Shares  which are the  subject  of an extant
                                    Award under the Plan in relation to which the Vesting Period has not terminated;


                                       2

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         "Rules"                    the  Rules of the Plan and  "Rule"  shall be
                                    construed accordingly;

         "the Plan"                 the  Covance  Restricted  Share  Plan in its
                                    present form, or as from time to time altered in accordance with the Rules;

         "Share"                    a share in the Company;

         "Subsidiary"               has the meaning  ascribed by Section 424f of
                                    the US Internal Revenue Code of 1986;

         "the Trustees"             the  trustees  from  time  to  time  of  the
                                    Covance Employee Share Trust;

         "US Eligible Employee"     any person who is a director  or employee of
                                    a  US  Participating   Company  and  who  is
                                    eligible  to  receive a  contribution  under
                                    Section  2.1 of the Covance  Employee  Stock
                                    Ownership   plan  (without   regard  to  the
                                    limitations   imposed   by   Section   4.04,
                                    thereof).

         "US Participating          a member  of the  Group  which the Board has
          Company"                  designated to  participate  in the Plan as a
                                    US Participating Company -- Appendix A(2) lists the US Participating Companies at the date of establishment of the Plan.

         "Vesting Period"           the period of time from the Grant Date until
                                    the date when the restrictions placed on the Restricted Shares lapse.

                                       3

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         References to any statutory provision are to that provision as amended or re-enacted from time to time, and, unless the context otherwise requires, words in the singular shall include the plural (and vice versa) and words importing the masculine the feminine (and vice versa).

2.       Grant of Awards
         ---------------

         2.1      (a)      Subject  to Rule 2.2,  the  Directors  may,  at their
                           absolute discretion, grant Awards under the Plan to Eligible Employees.

                  (b) The Directors may adopt such procedure as they think fit for granting Awards, whether by invitation to Eligible Employees to apply for Awards or by granting Awards without issuing invitations.

         2.2      (a)      1996 Award to International  Eligible Employees.  The
                           Directors  shall grant an Award to each Person who is
                           an  International  Eligible  Employee  on 31 December
                           1996.  For  purposes of the Plan,  31  December  1996
                           shall be deemed to be the Grant Date with respect to such award. The total number of Shares available for award in 1996 shall be determined in accordance with Appendix B. Such award shall be allocated pro rata to all International Eligible Employees, based on their Annualized Base Compensation.

                  (b) 1996 Award to US Eligible Employees. The directors shall grant an Award to the US Eligible Employees in accordance with Appendix B.

                  (c) 1997 and 1998 Awards to Eligible Employees. Any amounts that lapse in 1997 or 1998 in accordance with Rules 5 and 6, shall be allocated to individuals who first become Eligible Employees in the year of lapse (i.e., those Eligible Employees hired in that year). Such awards shall be allocated pro rata, based on Annualized Base Compensation; provided, however, that the Award to any US Eligible Employee shall be reduced (not below 0) by the value of any similar reallocation of forfeitures under the Covance Employee Stock Ownership Plan.

                                       4

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                  (d)      1999 and  2000  Awards  to  Eligible  Employees.  Any
                           amounts that lapse in 1999 or 2000 in accordance with Rule 5, shall be allocated to all Eligible Employees
                           pro  rata  based  on  Annualized  Base   Compensation
                           provided, however, that the Awards to any US Eligible Employee shall be reduced (not below 0) by the value of any similar reallocation of forfeitures under the Covance Employee Stock Ownership Plan.

         2.3 The terms attaching to an Award may include, without limitation, a condition that the granting of an Award is subject to the surrender for cancellation of any or all outstanding Awards held by the Eligible Employee.

         2.4 The Company shall issue to each Eligible Employee to whom it has granted an Award an Award Certificate which shall be executed under seal (or in such other manner as shall take effect as a deed of the Company) and which shall be in such form as the Directors shall from time to time determine. The Award Certificate shall include details of:

                  (a)      the Date of Grant of the Award;
                  (b)      the number of Restricted Shares.

         2.5 Each Eligible Employee to whom an Award is granted may by notice in writing within 30 days of the Date of Grant disclaim in whole or in part his rights under the Award in which case the Award shall for all purposes be deemed never to have been granted.

         2.6 Every Award shall be personal to the Eligible Employee to whom it is granted and

                                       5

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                  shall  not  be  capable  of  being  transferred,  assigned  or charged. Each Award Certificate shall carry a statement to this effect.

3.       Conditions relating to the grant of Awards
         ------------------------------------------

         3.1 The Directors may determine that any Award shall be subject to additional and/or modified terms and conditions relating to the grant and terms of exercise as may be necessary to comply with or take account of any securities, exchange control or taxation laws, regulations or practice of any territory which may have application to the relevant Eligible Employee, Award Holder or Member of the Group.

         3.2 In exercising their discretion under Rule 3.1 the Directors may:

                  (a) require an Award Holder to make such declarations or take such other action (if any) as may be required for the purpose of any securities, taxes or other laws of any territory which may be applicable to him at the Date of Grant or at the end of the Vesting Period; and

                  (b) adopt any supplemental rules or procedures governing Awards as may be required for the purpose of any securities, tax or other laws of any territory which may be applicable to an Eligible Employee or Award Holder.

         3.3 When events have happened which cause the Directors to consider that any existing constraints and/or conditions (as the case may be) have become unfair or impractical, they may, in their discretion (provided such discretion is exercised fairly and reasonably), amend, relax, waive or substitute such constraints or conditions so that such constraints or conditions so amended, relaxed, waived or substituted would, in the reasonable opinion of the Directors, be no more or less difficult to abide by or satisfy than when they were originally imposed or last amended or relaxed (as the case may
                  be). After any such amendment, relaxation, waiver or substitution the Directors shall issue to the Award Holder a replacement Award Certificate or other notice including the details specified in Rule 2.4.


                                       6

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4.       Rights of Award Holder during Vesting Period
         --------------------------------------------

         4.1 During the Vesting Period, the Award Holder shall not sell, transfer, pledge, assign or otherwise dispose of all or any of the Restricted Shares or any interest therein. Any attempt by the Award Holder to sell, transfer, pledge, assign or otherwise dispose of such Restricted Shares, or any interest therein shall result in immediate forfeiture of such Award.

         4.2      During the Vesting Period:

                  (a) the Trustees shall exercise (or refrain from exercising) the voting rights attaching to the Restricted Shares subject to Awards made to those Award Holders in such manner as they shall in their absolute discretion think fit, and

                  (b) all dividends and other distributions with respect to such Restricted Shares shall be used to acquire further Restricted Shares which will be held subject to the Awards to which they relate, and

                  (c) any scrip dividends shall be held subject to the Awards to which they relate.

5.       Lapse of Awards
         ---------------

         Where any Award made under the Plan lapses, the Shares subject to that Award shall be allocated in accordance with Rule 2.2.


                                       7

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6.       Termination of Vesting Period and Lapse of Awards
         -------------------------------------------------

         6.1 The Vesting Period shall terminate on the January 1 following the second anniversary of the Date of Grant or, if earlier, the date on which the Award Holder dies or ceases to be an Eligible Employee by reason of what the Trustees consider, in their absolute discretion, to be total and permanent disability; provided, however, that any individual who is an Eligible Employee on January 1, 2001 shall be fully vested.

         6.2 To the extent that a vesting period has not expired, the Award shall lapse on the date on which an Award Holder ceases to be an Eligible Employee by reason of a termination of employment.

7.       Release of Restricted Shares
         ----------------------------

         When the Vesting Period in relation to an Award ends, the relevant Restricted Shares shall be allotted or transferred (as the case may be) to the Award Holder as soon as possible and, accordingly in cases where Restricted Shares are to be transferred, the Company shall use its best endeavours to ensure due transfer thereof.

8.       Issue of Shares
         ---------------

         8.1 All Shares issued pursuant to Awards under the Plan shall as to voting, dividend, transfer and other rights (including those arising on a liquidation) rank pari passu in all respects with the Shares then in issue, except that they shall not rank for any dividend or other rights declared by reference to a record date preceding the date of issue.

         8.2 If and so long as the Shares are listed on the [New York Stock Exchange] the Company shall use its best endeavours to procure that as soon as practicable after

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                  the allotment of any Shares pursuant to the Plan application shall be made to the [New York Stock Exchange] for admission of the Shares to dealing.

9.       Discretion as to Form of Payment
         --------------------------------

         9.1 On termination of the Vesting Period in relation to an Award, any Award shall be paid in Shares, except that, in their discretion, the Directors may in lieu of allotting or procuring the transfer of any or all Restricted Shares in accordance with Rule 7 pay to such Award Holder a cash sum equal to the value of such Restricted Shares (being the middle market quotation on the [New York Stock Exchange] for the first Dealing Day following the end of the Vesting Period).

         9.2 If payment is made pursuant to this Rule to an Award Holder, he shall have no further rights in respect of such Restricted Shares. The Company may make any deductions in respect of such payment which it is required to make under the laws of any territory which laws are applicable to the Award Holder and/or his employing Member of the Group.

10.      Adjustments
         -----------

         10.1 The number of Restricted Shares subject to an Award may be adjusted in such manner as the Directors shall determine (and which the Auditors shall confirm in writing to be in their opinion fair and reasonable) following any capitalisation issue, subdivision, consolidation or reduction of share capital and in respect of any discount element in any rights issue or other variation of share capital to the intent that (as nearly as may be possible without involving fractions of a Share the value of the Award shall remain unchanged.


                                       9

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         10.2     The  Directors  may  take  such  steps  as they  may  consider necessary to notify Award Holders of any adjustments made under Rule 10.1 and to call in, cancel, endorse, issue or
                  re-issue   any   Award   Certificate   consequent   upon  such
                  adjustment.

11.      Administration
         --------------

         11.1 Notices or documents required to be given to an Eligible Employee or to an Award Holder shall either be delivered to him by hand or sent to him by first class post pre-paid at his last known home or business address according to the information provided by him. Notices sent by mail shall be deemed to have been given on the seventh day following the date of posting.

         11.2 The Company may distribute to Award Holders copies of any notice or document sent by the Company to its shareholders generally.

         11.3 The Company shall at all times either keep available sufficient unissued Shares to satisfy all extant Awards (taking account of any other obligations of the Company to allot unissued Shares) or shall ensure that sufficient issued Shares will be available to satisfy the exercise of such Awards.

         11.4 The Directors may make such regulations for he administration of the Plan as they deem fit, provided that no regulation shall be valid to the extent it is inconsistent with the Rules.

         11.5 The decision of the Directors in any dispute relating to an Award, or the due exercise thereof, or any other matter in respect of the Plan, shall be final and conclusive, subject to the determination of the Auditors, when so required by Rule

                                       10

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         11.6     The costs of establishing and  administering  the Plan and the associated costs of making Awards shall be borne by the Participating Employers in such proportions as the Directors think fit.

         11.7 Any stamp duty chargeable on the instruments of transfer entered into pursuant to each Award Agreement shall be borne by the Company, or where relevant, any Participating Employer of Award Holders employed by it.

12.      Alterations
         -----------

         12.1 Subject to Rule 12.2, the Directors may in their discretion alter the Rules.

         12.2 No alteration may be made which would abrogate or adversely affect the subsisting rights of Award Holders.

         12.3 Written notice of any amendment made in accordance with this Rule 12 shall be given to all Award Holders.

13.      General
         -------

         13.1 The Plan shall terminate on the tenth anniversary of the date on which it is approved by the Company in general meeting or at any earlier time by the passing of a resolution by the Directors. Termination of the Plan shall be without prejudice to the subsisting rights of Award Holders.

         13.2 If an Award Holder shall cease for any reason to be in the employment of a Participating Employer, he shall not be entitled, by way of compensation for loss of office or otherwise howsoever, to any sum or any benefit to compensate him for the loss of any right or benefit accrued or in prospect under the Plan.

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         13.3     This Plan and all Awards shall be governed by and construed in accordance with English law.

                                       12

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                                   APPENDIX A1
                      International Participating Companies

         CORNING Bessalear Limited (England)
         CORNING Bessalear Limited (Ireland)
         GHBA A.G.
         CORNING Bessalear AG
         G.H. Bessalear Associates GmbH
         CORNING Bessalear Pty. Ltd.
         CORNING Bessalear S.A.
         CORNING Bessalear SARL
         CORNING Hazleton GmbH
         CORNING SciCor S.A.
         CORNING Pharmaceutical Services Ltd.
         CORNING Bessalear Ltd.
         CORNING Bessalear CRU Ltd.
         CORNING Hazleton Ltd.
         CRS Pacmed A.G.


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                                   APPENDIX A2
                          U.S. Participating Companies

         COVANCE INC. (f/k/a Corning Pharmaceutical Services Inc.)(Delaware) Covance Clinical and Periapproval Services Inc. (f/k/a Corning
          Besselaar Inc.)(New Jersey)
         Covance Clinical Research Unit Inc. (f/k/a Corning  Besselaar  Clinical
          Research Units Inc.)(Florida)
         Covance Periapproval Services Inc. (f/k/a Corning Pact Inc.)(Delaware) Covance Preclinical Corporation (f/k/a Hazleton Corporation)
          (Washington)
         Covance Laboratories Inc. (f/k/a/ Corning Hazleton Inc.)(Delaware) Covance Research Products Inc. (f/k/a HRP Inc.)(Pennsylvania)
         Covnace Central Laboratory Services Inc. (f/k/a Corning SciCor Inc.) Covance Central Laboratory Limited Partnership dba Covance Central
          Laboratory Services Inc. (f/k/a/ Corning SciCor Limited Partnership)(Indiana)
         Covance Pharmaceutical  Packaging Services Inc. (f/k/a Corning National
          Packaging Inc.)(Connecticut)
         Covance Health  Economics and Outcome  Services Inc. (f/k/a Corning HTA
          Inc.)(Delaware)
         Covance Biotechnology Srvices Inc. (f/k/a Corning Bio Inc.)(Delaware) Pharmaceutical Laboratory Services Inc.



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                           APPENDIX B: 1996 ALLOCATION
            The 1996 Total allocation shall be determined as follows:

         1. 1996 Total Allocation: The 1996 total allocation shall be determined as follows: The total allocation of shares to the Covance Employee Stock Ownership Plan ("ESOP") and the Plan shall equal to 1.5% of the Shares outstanding on 31 December 1996, with such determination being made before such allocation.

         2. Aggregate International Base Compensation and Aggregate US Base Compensation. Aggregate International Base Compensation shall equal the sum of the Annualized Base Compensation (converted to US dollars) for each individual who is an International Eligible Employee on 31 December 1996. The Aggregate US Base Compensation shall equal the sum of the Annualized Base Compensation for each individual who is a US Eligible Employee on 31 December 1996. Total Aggregate Base Compensation shall be the sum of the Aggregate International Base Compensation and the Aggregate US Base Compensation.

         3. Allocation Between Plans. The portion of the 1996 Total Allocation shall be divided into the International Portion and the US Portion as follows: (i) first, shares having a value equal to 1% of Aggregate International Compensation shall be allocated to the International Portion and (ii) next, the remainder of the 1996 Total Allocation shall be allocated to the International Portion and the US portion in the proportions represented by Aggregate International Compensation and Aggregate US Compensation respectively.

         4. Award to International Eligible Employees Under this Plan. The International Portion shall be allocated to International Eligible Employees under this Plan in accordance with Rule 2.2 (a) hereof.

                                       15

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         5.  Award to US Eligible Employees. The Awards to US Employees under this Plan shall be determined as follows:

              (a) For each US Eligible Employee, determine the amount of Award, based on the US Portion (as determined above) that would be provided under the ESOP, without regard to the limitations imposed by Sections 415 and 401(a)(17) of the Code.

              (b) For each US Eligible Employee, determine the amount of award, based on the US Portion (as determined above) that would be provided under the ESOP, after application of the limitations imposed by Sections 415 and 401(a)(17) of the Code. This amount shall be awarded under the ESOP to such individuals.

              (c) The difference between (a) and (b) above shall be awarded to each US Eligible Employee under this Plan.


                                       16